Exhibit 99.1

Grindr Inc. Reports Third Quarter 2025 Revenue Growth of 30%
Third Quarter 2025 Revenue of $116 Million
Net Income of $31 Million, Net Income Margin of 27%
Adjusted EBITDA of $55 Million and Adjusted EBITDA Margin of 47%
Increasing expectation for full-year 2025 Adjusted EBITDA to be between $191 Million - $193 Million, with an Adjusted EBITDA margin above 43%, and reaffirming Revenue Growth outlook of 26% or greater
LOS ANGELES, CA – November 6, 2025 – Grindr Inc. (NYSE: GRND) (“Grindr” or the “Company”), the Global Gayborhood in Your PocketTM, today posted its financial results for the quarter ended September 30, 2025, in a Letter to Shareholders. The Letter to Shareholders can be accessed on Grindr’s Investor Relations website: https://investors.grindr.com/.
“Grindr delivered an outstanding third quarter, setting up the Company for another great year of financial performance in 2025,” said George Arison, Grindr’s CEO. “Our MAU, paying user and ARPPU growth, combined with strong engagement metrics, demonstrate that our community is embracing the significant innovations we have built into the Grindr app over the past three years. We are delivering more than ever, both to users who want to pay for enhanced products, and to our large and uniquely robust base of free users who ensure our platform remains vibrant, relevant and ever-growing.”
Earnings Webcast Information
Grindr will host a live webcast today at 2:00 p.m. Pacific Time to discuss the financial results of the Company’s third quarter 2025. The webcast of the conference call can be accessed as follows:

Event: Grindr Third Quarter 2025 Earnings Conference Call
Date: Thursday, November 6, 2025
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Live Webcast Site: https://investors.grindr.com/

An archived webcast of the conference call will also be accessible on Grindr’s Investor Relations page, https://investors.grindr.com/.

Forward Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including our guidance for 2025. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements include statements regarding our intentions, beliefs, current expectations or projections concerning, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which we operate. In some cases, you can identify these forward-looking statements by the use of terminology such as “anticipates,” “approximately,” “believes,” “continues,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will” or the negative version of these words or other comparable words or phrases.
The forward-looking statements contained in this press release reflect our current views about our business and future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth in or contemplated by the forward-looking statements:
•our ability to retain existing users and add new users;
•the impact of the regulatory environment and complexities with compliance related to such environment, including maintaining compliance with privacy, data protection, and online safety laws and regulations, as well as laws that may apply to any new products or services we introduce, including in the health and wellness sector;
•our ability to address privacy concerns and protect systems and infrastructure from cyber-attacks and prevent unauthorized data access;
•our ability to identify and consummate strategic transactions including strategic partnerships, acquisitions, or investments in complementary products, services, or technologies, including outside of our core product; and our ability to realize the intended benefit of such transactions;
•our success in retaining or recruiting directors, officers, key employees, or other key personnel, and our success in managing any changes in such roles;
•our ability to respond to general economic conditions;
•competition in the dating and social networking products and services industry, and the performance and functionality of our app;
•our ability to adapt to changes in technology and user preferences in a timely and cost-effective manner;
•our ability to successfully adopt generative artificial intelligence (“AI”) and machine learning (“ML”) processes and algorithms into our daily operations, including by deploying generative AI and ML into our products and services;
•our dependence on the integrity of third-party systems and infrastructure;
•our ability to protect our intellectual property rights from unauthorized use by third parties;
•whether the concentration of our stock ownership and voting power limits our stockholders’ ability to influence corporate matters;
•the non-binding proposal submitted to our Board of Directors by Messrs. G. Raymond Zage, III and James Fu Bin Lu, who collectively beneficially own, together with their affiliated entities, over 60.0% of the outstanding shares of Grindr’s common stock, to acquire all of the outstanding shares of the Company’s common stock for $18.00 per share in a going private transaction, as disclosed in recent amendments to their respective Schedule 13Ds filed on October 24, 2025;
•the impact of resales of significant volumes of our securities by any of our directors or significant stockholders, including pursuant to one or more margin calls on such stockholders’ loans, on the volatility of our stock price;
•the timing, price, and quantity of repurchases of shares of our common stock under our repurchase program, and our ability to fund any such repurchases;
•our expectations for strong growth in the upcoming year and long-term prospects and potential; and
•the effects of macroeconomic and geopolitical events on our business, such as health epidemics, pandemics, natural disasters, the impacts of changing tariff policies and trade tensions, and wars or other regional conflicts.
In addition, statements that “Grindr believes” or “we believe” and similar statements reflect our beliefs and opinions on the relevant subjects as of the date of any such statement. These statements are based upon information available to us as of the date they are made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Except to the extent required by applicable law, we are under no obligation (and expressly disclaim any such obligation) to update or revise our forward-looking statements, whether as a result of new information, future events, or otherwise. For a further discussion of these and other factors that could cause our future results, performance, or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors” included under Part I, Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended, and in quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and you should not place undue reliance on any forward-looking statements, which are based only on information currently available to us.
Non-GAAP Financial Measures
We use Adjusted EBITDA, Adjusted EBITDA margin, free cash flow, and free cash flow conversion, which are non-GAAP measures, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.
Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA adjusts for the impact of items that we do not consider indicative of the operational performance of our business. We define Adjusted EBITDA as net income (loss) excluding income tax provision; interest expense, net; depreciation and amortization; stock-based compensation expense; change in fair value of warrant liability; and employee transition costs, litigation-related costs, and other items, in each case, that are unrelated to our core ongoing business operations. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.
Our management uses these measures internally to evaluate the performance of our business and these measures are among the primary metrics by which management and other employees are compensated. We exclude the above items as some are non-cash in nature and others may not be representative of normal operating results. While we believe that Adjusted EBITDA and Adjusted EBITDA Margin are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared and presented in accordance with U.S. GAAP.
A reconciliation of net income (loss) and net income (loss) margin to Adjusted EBITDA and Adjusted EBITDA margin for the three and nine months ended September 30, 2025 and 2024, are presented below. We are not able to estimate net income (loss) or net income (loss) margin on a forward-looking basis or reconcile the guidance provided for Adjusted EBITDA to net income (loss) or Adjusted EBITDA margin to net income (loss) margin on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from Adjusted EBITDA and Adjusted EBITDA margin. In particular, the measures and effects of our stock-based compensation related to equity grants that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could have a significant and potentially unpredictable impact on our future GAAP financial results.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2025	2024	2025	2024
Reconciliation of net income (loss) to Adjusted EBITDA
Net income (loss)	$30,834	$24,681	$74,491	$(7,149)
Interest expense, net	4,668	6,400	12,107	20,254
Income tax provision	9,085	5,593	18,290	13,238
Depreciation and amortization	1,262	4,241	7,807	12,595
Litigation-related costs (1)	779	396	1,759	1,479
Stock-based compensation expense	6,019	7,052	33,495	22,642
Employee transition costs (2)	2,179	—	2,678	58
Change in fair value of warrant liability (3)	—	(8,219)	(9,905)	45,579
Adjusted EBITDA	$54,826	$40,144	$140,722	$108,696
Revenue	$115,766	$89,325	$313,924	$247,015
Net income (loss) margin	26.6%	27.6%	23.7%	(2.9)%
Adjusted EBITDA Margin	47.4%	44.9%	44.8%	44.0%
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(1)Litigation-related costs that are unrelated to our core ongoing business operations primarily represent external legal fees associated with outstanding litigation or regulatory matters outside of the ordinary course, such as fees incurred in connection with the potential Norwegian Data Protection Authority fine and CWA unionization.
(2)Non-recurring employee transition costs relates to cost associated with the transition of our chief financial officer, including professional services, legal fees, executive recruiting costs, severance arrangements, and other related costs; and severance incurred for employees who elected not to relocate or participate in our RTO Plan and other severance arrangements.
(3)Change in fair value of warrant liability relates to the warrants that were remeasured upon exercise or redemption. In February 2025, we completed the redemption of all outstanding warrants.
Free Cash Flow and Free Cash Flow Conversion
Free cash flow is an indicator of liquidity that provides information to our management and investors about the amount of cash generated from operations, after capitalized software development costs and purchases of property and equipment, that can be used to repay debt obligations and/or for strategic initiatives. We define free cash flow as net cash provided by operating activities less capitalized software, development costs, and purchases of property and equipment. Free cash flow conversion is calculated by dividing free cash flow for a period by Adjusted EBITDA for the same period. Free cash flow and free cash flow conversion do not represent our residual cash flow available for discretionary purposes and do not reflect our future contractual commitments. A reconciliation of net cash provided by operating activities and operating cash flow conversion to free cash flow and free cash flow conversion, respectively, for the three and nine months ended September 30, 2025 and 2024, are presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2025	2024	2025	2024
Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$55,449	$29,125	$116,760	$65,424
Less:
Capitalized development software costs and purchases of property and equipment	(4,206)	(1,243)	(5,714)	(4,087)
Free cash flow	$51,243	$27,882	$111,046	$61,337

Operating cash flow conversion (1)	179.8%	118.0%	156.7%	(915.1)%
Free cash flow conversion	93.5%	69.5%	78.9%	56.4%
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(1)Operating cash flow conversion represents net cash provided by operating activities as a percentage of net income (loss).

Trademarks
This press release may contain trademarks of Grindr. Solely for convenience, trademarks referred to in this press release may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that Grindr will not assert, to the fullest extent under applicable law, its rights to these trademarks.
About Grindr Inc.
With more than 15 million average monthly active users, Grindr has grown to become the Global Gayborhood in Your PocketTM, on a mission to make a world where the lives of our global community are free, equal, and just. Available in 190+ countries and territories, Grindr is often the primary way for its users to connect, express themselves, and discover the world around them. Since 2015, Grindr for Equality has advanced human rights, health, and safety for millions of LGBTQ+ people in partnership with organizations in every region of the world. Grindr has offices in West Hollywood, the Bay Area, Chicago, and New York. The Grindr app is available on the App Store and Google Play.

Investors:
IR@grindr.com

Media:
Press@grindr.com